                                                                    EXHIBIT 23.2




Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our reports dated January 27, 2000 and January 28, 1999 on Contel of Minnesota, Inc. for the years ended December 31, 1999, 1998, and 1997 included in this Form 8-K into the Company's previously filed Registration
Statements:

  1.  Form S-3 of Citizens Communications Company (File No. 33-52873)

  2.  Form S-3 of Citizens Communications Company (File No. 33-63615)

  3.  Form S-3 of Citizens Communications Company (File No. 333-7047)

  4.  Form S-8 of Citizens Communications Company (File No. 333-71821)

  5.  Form S-8 of Citizens Communications Company (File No. 333-71597)

  6.  Form S-8 of Citizens Communications Company (File No. 333-71029)

  7.  Form S-8 of Citizens Communications Company (File No. 33-42972)

  8.  Form S-8 of Citizens Communications Company (File No. 33-48683)

  9.  Form S-8 of Citizens Communications Company (File No. 33-54376)





                                                        /s/  ARTHUR ANDERSEN LLP
Dallas, Texas,
  November 13, 2000